EXHIBIT 10.1



             FIRST AMENDMENT TO LEASE AGREEMENT DATED MARCH 30, 2004
        ***************************************************************

         This First Amendment Agreement made on this 16th day of April, 2008, by and between the Goldberg Brothers Real Estate LLC, a Delaware Company, Steven J. Goldberg and William H. Goldberg, being Co-Managers, whose current business address is Goldberg Properties Management Inc., Harbor Place, 7 Rantoul Street, Beverly, Essex County, Massachusetts, the Landlord, and TVCM, Inc., a Delaware Corporation, whose current business address is 40 Eastern Avenue, Malden, Massachusetts, 02148-9104, the Tenant.

         Tenant hereby attests, warrants and affirms that TVCM, Inc. merged with and into its parent company, Cross Country Healthcare, Inc., (a Delaware Corporation traded on NASDAQ under the symbol "CCRN" on November 7, 2007 and that Cross Country Healthcare, Inc. assumed all of Tenant's obligations under the Lease as a result of such merger.

         As used herein, Tenant means Cross Country Healthcare, Inc., as successor in interest to TVCM, Inc..

         Tenant hereby attests, warrants and affirms that Edward R. Spadoni has the authority to execute this First Amendment Agreement on behalf of Tenant and bind Tenant to the terms hereof.

         Landlord hereby attests, warrants and affirms that Steven J. Goldberg and William H. Goldberg as Co-Managers have the authority to execute this First Amendment Agreement on behalf of Landlord and bind Landlord to the terms hereof.

         Whereas, the Landlord and Tenant entered into a Lease Agreement dated March 30, 2004 for portions of the premises in the property addressed 30-40 Eastern Avenue, Malden, Massachusetts, 02148, more specifically identified as follows;

                  Unit              Square Footage
                  F-101            1,656+/- sq. ft.

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                  F-102     2,650+/- sq. ft.
                  F-103     1,350+/- sq. ft.
                  F-104     3,301+/- sq. ft.
                  F-104A    1,200+/- sq. ft.
                  S-201    10,051+/- sq. ft.
                  T-301    10,051+/- sq. ft.
                  B-101     1,200+/- sq. ft.
                  BB-101      203+/- sq. ft.

         Whereas, this Lease Agreement now terminates on June 30th 2009.

         Whereas Landlord and Tenant have agreed to make certain modifications to this Lease Agreement which are detailed within this First Amendment.

         It being specifically understood and agreed all non-modified provisions of this Lease Agreement shall remain in full force and effect during the existing Lease Term, the extended Lease Term or any Lease Term extensions by Tenant exercising his option(s).

     Now therefore, in consideration of the mutual covenants herein contained and other goods and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following;

     1. TO EXTEND THE TERMINATION DATE OF THIS LEASE AGREEMENT FROM JUNE 30, 2009 TO JUNE 30, 2012.

     2. TO DELETE CLAUSE 2. TERM AND BASE RENT: AND REPLACE THIS CLAUSE WITH THE FOLLOWING:

2. TERM AND BASE RENT:

         Tenant covenants and agrees to pay rent to Landlord at Landlord's mailing address (Goldberg Brothers Real Estate LLC, 7 Rantoul Street, Suite 100 B, Beverly, Massachusetts, 01915) or to such person or entity at such other address as Landlord may from time to time direct in writing. All monetary payments to Landlord are to be made payable to the GOLDBERG BROTHERS REAL ESTATE LLC.

         Tenant's revised Lease term is for a four year three month period commencing April 1, 2008 and expiring June 30th 2012.

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         Tenant shall pay Landlord a MINIMUM base rent of ONE MILLION EIGHT
HUNDRED AND EIGHT THOUSAND EIGHT HUNDRED AND EIGHTY EIGHT DOLLARS AND 45/00 CENTS ($1,808,888.45) payable in monthly installments as follows;

                                Monthly           Annually
                              ----------        -------------
04/01/08 - 06/30/08           $33,991.41        $  101,998.23
07/01/08 - 06/30/09           $33,999.41        $  407,992.94
07/01/09 - 06/30/10           $35,019.39        $  420,232.71   3.00% Increase
07/01/10 - 06/30/11           $36,069.97        $  432,839.69   3.00% Increase
07/01/11 - 06/30/12           $37,152.07        $  445,824.88   3.00% Increase
Total Lease Term Base Rent:                     $1,808,888.45

         In addition to the above base rent the Tenant covenants and agrees to pay Landlord all other sums and additional rents that may become due as set forth in this lease.

         All Base Rent shall be due on the first day of each month in advance. If this lease shall commence on any day other than the first day of the month, then that month's Base Rent shall be pro-rated so all future monthly rents will be due on the first of the month.

         Tenant shall immediately pay to Landlord a penalty of One Hundred ($100.00) Dollars each time that Tenant issues and delivers to Landlord a check or draft that is not honored for any reason or returned for insufficient funds by Tenant's financial institution. If Tenant does not pay this penalty and replace said "bounced check" within Ten (10) days of written notification from Landlord then such inaction by Tenant shall be considered a material breach of this lease which may result in its early termination.

         Should Landlord not receive Tenant's monthly rental payment
"IN HAND" on or before the 10th day of the month, then Tenant shall pay to Landlord as additional rent, a late penalty fee of Five Hundred ($500.00) dollars. If Tenant does not pay this late fee and past due rent within Ten (10) days after Tenant's receipt of written notification from Landlord, such inaction by Tenant shall be considered a material breach of this lease which may result in its early termination.

3. TO DELETE CLAUSE 3. OPTION TO EXTEND LEASE TERM: AND REPLACE THIS CLAUSE WITH THE FOLLOWING:

3. OPTION TO EXTEND LEASE TERM:

         Tenant shall have the right to extend the Lease Term with respect to all space leased hereunder for TWO (2) successive ONE (1) year terms (the "Option Period") provided Tenant meets and adheres to the following conditions:

         A: Tenant sends and Landlord receives on or before nine months (5:00 PM September 30th) prior to the then Lease expiration date written notice via certified mail, return receipt requested or by nationally-recognized overnight delivery service providing a receipt for delivery, a notice evidencing Tenant's intent to

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                  exercise Tenant's right to extend the Lease Term for each
                  Option Period.

                  Option period One:        07/01/12 - 06/30/13
                  Option period Two:        07/01/13 - 06/30/14


         B: At the time of exercising Tenant's option(s), Tenant must be in conformance and in good standing in all material aspects, obligations and conditions under this Lease.

         C: During each Option Period, all terms, covenants, conditions and provisions of this Lease shall remain in full effect and force except Tenant's minimum Base Rent for each option term shall increase by Three (3.00%) percent over the prior year rental rate.

4. TO DELETE CLAUSE 9. PARKING: AND REPLACE THIS CLAUSE WITH THE FOLLOWING:

9.  PARKING:

         Landlord, at no charge shall provide Tenant three (3) parking spaces per 1,000 sq ft or portion thereof of office space Tenant Leases. However, Tenant understands this does not include the basement or storage areas.

         Tenant currently leases 30,259 square feet of office space. Accordingly Landlord shall continue to provide Tenant Ninety One (91) parking spaces within the rear parking lot, the MBTA parking lot or any other parking lot within five hundred (500) feet of the Property.

         Tenant understands that Landlord shall have the right to allocate which parking spaces Tenant shall have use of. Tenant further agrees, should Landlord request it, to provide Landlord registration number, year, color and make of the cars which will be using Tenant's parking spaces.

         Notwithstanding the above, Tenant shall have the exclusive right to use the corresponding percentage of parking spaces in the immediate rear lot to the percentage of the building Tenant occupies. Said calculation shall not include the parking spaces in this lot exclusively allocated to customer/ visitor parking.

         Additionally, Tenant is to lease from Landlord an additional Forty - Five (45) parking spaces currently at Fifty Five Dollars $55.00) per space per month which is the same rental rate the Malden Redevelopment Authority now charges Landlord for these same spaces.

5. TO ALTER THE FIRST LINE OF CLAUSE 11 L. TENANT'S ADDITIONAL COVENANTS: TO REFLECT THE FOLLOWING:

L.       "Excluding the $15,000.00 credit to provided by Landlord, to pay"

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6. TO DELETE CLAUSE 12. LANDLORD'S IMPROVEMENTS: AND REPLACE THIS CLAUSE WITH
THE FOLLOWING:

12.      LANDLORD'S IMPROVEMENTS

         Landlord shall provide to Tenant an allowance of FIFTEEN Thousand Dollars ($15,000.00) towards work within the Leased premises. Such allowance must be used at any time commencing July 1, 2009 and ending December 31, 2011. If not then said allowance or balance thereof shall terminate.

         Landlord and Tenant shall cooperate and work together to complete any and all improvements to the Building during the Lease Term in a reasonable, timely, workmanlike and quiet fashion.

         Landlord shall charge Tenant standard overtime rates should Tenant request Landlord to work within the Lease Premises before or after normal business hours, defined herein as 8:00 AM to 5:00 PM Monday through Friday excepting holidays.

         Any built-in improvements installed for Tenant shall, at Landlord's option, remain part of the Leased Premises at the termination of this Lease or shall be removed at Tenant's expense. Tenant shall notify Landlord not less than thirty (30) nor more than ninety (90) days prior to expiration or termination of this Lease that Landlord is required to notify Tenant of which improvements Landlord so designates for removal. Any leasehold improvements not designated for removal by Landlord by notice to Tenant within seven (7) days after Tenant's notice to Landlord shall remain in the Leased premises after the expiration or termination of the Lease term.

         Goldberg Properties Management Inc. shall be the general contractor for all Work to the Lease Premises which physically or permanently alters any portion of the Property or requires a building permit issued by the City of Malden's Building Department or any associate City Department. However, Tenant shall have the right to seek alternative quotes from other licensed Contractors. Tenant may select an alternative contractor's quote if such quote equals or exceeds a seven & half percent (7.50%) reduction from Landlord's quote and Landlord declines to match such alternative quote within forty-eight (48) hours after receiving a copy of such alternative contractor's quote from Tenant. Tenant's contractor, if selected, shall meet the following conditions:

                  1: Contractor shall provide to Landlord prior to commencement of any work at the Property evidence of appropriate workman compensation insurance coverage and Liability Insurance Coverage (Minimum of One Million Dollars) by an Insurance Company licensed to provide such insurance within the Commonwealth of Massachusetts.

                  2: Contractor shall only use materials equal to or that exceeds the quality of materials already in place. Contractor shall further make all reasonable efforts to match all existing materials in place.

         Tenant understands that any licensed contractor selected by Tenant other than Goldberg Properties Management Inc. shall be considered an agent of the Tenant. Therefore, Tenant shall be liable and responsible for all actions or inactions on the part of Tenant's contractor while within or on the Property.

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7.   TO ALTER CLAUSE 14 C: LANDLORDS COVENANTS: TO REFLECT THE FOLLOWING:

     Tenant shall be charged a fee of sixty ($60.00) per snow storm as an additional charge for such service versus the current charge of $45.00 per snow storm.

8. TO DELETE CLAUSE 14 H: LANDLORDS COVENANTS: AND REPLACE THIS CLAUSE WITH THE FOLLOWING

CAPITAL IMPROVEMENTS BY LANDLORD:
To enhance the quality of Tenant's lease premises environment, Landlord shall complete the following capital improvements to 30-40 Eastern Avenue, Malden in the prescribed time frames:

         On or before June 30, 2009, Landlord shall replace the existing DOS operated energy management system (EMS) with a new window based operated energy management system. During this process, Landlord is to revisit options to write and install a software patch creating separate winter and summer programs. Additionally, program the software so it will allow the computer to switch back and forth based upon outside temperature setting and actual interior space temperature.

         On or before June 30, 2009 Landlord shall replace all (eight) HVAC systems servicing Tenant's lease premises on the third floor.

         On or before June 30, 2010 Landlord shall replace all (eight) HVAC systems servicing Tenant's lease premises on the second floor.

         On or before June 30, 2011 Landlord shall replace all (seven) HVAC systems servicing Tenant's lease premises on the first floor.

         On or before June 30, 2012 Landlord shall replace all (six) HVAC systems servicing common areas of 30-40 Eastern Avenue, Malden.

         After completion of installation of the EMS System: Upon Tenant's written request, Landlord within sixty (60) days of written notice, Landlord shall organize an on-site four (4) hour education session for up to three (3) people from Tenant's Company and three people from Landlord's company to be educated about the controls for this new EMS system. Within this session, providing the new system has the capabilities, the following general areas of control will be taught:

                  a. Ability to temporarily override existing temperature settings in a particular area.

                  b. Ability to view and reset setting point(s) the EMS/computer uses to switch from summer to winter or from winter to summer.

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                  c.       Priority on/off commands.

                  d. Review temperature and command status settings per zone.

                  e.       Review trends for individual area zones.

                  f. Method to change hours of operations including holidays, weekends etc.

                  g. Track and review listing of changes with ability to identify who made the changes.

         On or before December 31, 2008, Landlord will perform the following work additional items:

         1.       Upgrade or replace Building directory signs and displays.

         2. Cosmetically upgrade the interior (walls, ceiling, floors and lighting)of the elevator.

         3. Replace any remaining old tar and gravel roof section and install a new rubber membrane roof system.

         If Landlord does not reasonably complete all of the above described "CAPITAL IMPROVEMENTS BY LANDLORD IMPROVEMENTS:" within the specified time period(s) then Tenant may send Landlord notice of said inaction by Landlord and if Landlord does not completed said improvement(s) within sixty (60) days from the date Landlord receives Tenants notice of Landlord's inaction, then Landlord shall pay Tenant a penalty of $1,000.00 dollars for each month Landlord has not completed said improvement(s).

9. TO DELETE CLAUSE 30: MISCELLANEOUS PROVISIONS: AND REPLACE THIS CLAUSE WITH THE FOLLOWING

30:  MISCELLANEOUS PROVISIONS:

Office Space Expansion Options:

         a. TVCM Inc. shall have the right through 12/31/09 to have Landlord terminate the Tenant at Will tenancy of North Shore Marketing Inc., current Tenant, within Unit B-101 (1,800+/- square feet). Should North Shore Marketing terminate its tenancy prior to 12/31/09, Landlord shall promptly (five business days of Landlord's receipt of notice) notify TVCM Inc of this termination and TVCM Inc. shall have 15 days from receipt of Landlord's notice to determine if TVCM Inc will lease this space through 06/30/12 from Landlord. Should TVCM Inc. lease this 1,800+/- square foot space under either scenario described above, Tenant's initial rental rate shall be $12.00

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per square foot and shall increase by 3.00% annually on the same date (July
First) Tenant's rental rate increases. Landlord shall provide Tenant an Eighteen Thousand ($18,000.00) dollar Tenant Improvement allowance to repair/replace/adjust walls, acoustical ceiling, carpet, cove base, paint, etc..

         b. TVCM Inc. shall have the first right to Lease at TVCM Inc. then rental rate the first floor office Suite 105A (1,800+/- square feet) currently occupied by Cooperative for Human Services whose lease expires August 31, 2011. The lease term shall be for a minimum of one year. All Lease terms and conditions shall mirror Tenant's (TVCM Inc.) existing Lease Agreement.

         c. Landlord hereby grants to Tenant the right to reasonably rename this property. Said name shall be subject to Landlord's approval. Landlord's approval shall not be unreasonably withheld or delayed.

         D. Tenant at Tenant's expense shall have the right, subject to the City of Malden Sign ordinances, to place on the exterior of this building two signs. It being agreed said right also is subject to the following;

         1: Landlord's reasonable approval concerning size, style illumination, materials and location. Landlord's approval shall not be unreasonably withheld or delayed.

         2: Tenant agrees to pay to take down said signs and patch any holes and make any repairs necessary due to these signs made at the termination of this lease.

         In witness whereof, the Parties set their hand and seal as acknowledgment of their agreement on this _____ day of April, 2008.


--------                            --------------------------------
Date                                By: Edward R. Spadoni, the Tenant


--------                            --------------------------------
Date                                Steven J. Goldberg, Co-Manager
                                    for the Goldberg Brothers Real
                                    Estate LLC, the Landlord


--------                            --------------------------------
Date                                William H. Goldberg, Co-Manager
                                    for the Goldberg Brothers Real
                                    Estate LLC, the Landlord